Exhibit 21-A


                        OTTER TAIL POWER COMPANY

                      Subsidiaries of the Registrant
                             March 1, 1998


Company                                        State of Organization

Minnesota Dakota Generating Company                  Minnesota
Otter Tail Realty Company                            Minnesota
Otter Tail Management Corporation*                   Minnesota
ORD Corporation*                                     Minnesota
Quadrant Co.                                         Minnesota
North Central Utilities, Inc.                        Minnesota
Midwest Information Systems, Inc.                    Minnesota
Midwest Telephone Co.                                Minnesota
Osakis Telephone Company                             Minnesota
Peoples Telephone of Bigfork                         Minnesota
Data Video Systems, Inc.                             Minnesota
Otter Tail Communications SD, Inc.                   South Dakota
MIS Investments, Inc.                                Minnesota
Mid-States Development, Inc.                         Minnesota
Glendale Machining, Inc.                             Minnesota
Precision Machine of North Dakota, Inc.              North Dakota
Dakota Machine, Inc.                                 North Dakota
Dakota Engineering, Inc.                             North Dakota
Aerial Contractors, Inc.                             North Dakota
Moorhead Electric, Inc.                              Minnesota
KFGO, Inc.                                           North Dakota
Western Minnesota Broadcasting Company               Minnesota
Diagnostic Medical Systems, Inc.                     North Dakota
DMS Imaging, Inc.                                    North Dakota
DMS Leasing Corporation                              North Dakota
BTD Manufacturing, Inc.                              Minnesota
Northern Pipe Products, Inc.                         North Dakota
Northern Micro, Inc.                                 North Dakota
Fargo Baseball, LLC                                  Minnesota
Fargo Sports Concession LLC                          Minnesota
Chassis Liner Corporation                            Minnesota
Otter Tail Energy Services Company, Inc.             Minnesota
Mid-States Testing Company                           Minnesota

*Inactive